Exhibit 10.1

FORM OF

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of May 18, 2007, between SumTotal Systems, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and the Purchasers, severally and not jointly, desire to purchase from the Company, shares of Common Stock as set forth herein on the Closing Date (as defined herein) pursuant to an effective Registration Statement on Form S-3, Commission File No. 333-134645.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the later of (i) the third (3rd) Trading Day following the date of this Agreement and (ii) the date of approval by the Corporate Financing Department of the National Association of Securities Dealers.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Wilson Sonsini Goodrich & Rosati Professional Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Intellectual Property Rights” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with the Company’s business as described in the SEC Reports.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any of (a) an adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material and adverse effect on the results of operations, assets, business prospects, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (c) a material and adverse impairment to the Company’s ability to perform, on a timely basis, its obligations under any Transaction Document.

“Material Permits” means all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary for the Company and its Subsidiaries to conduct their respective businesses as described in the SEC Reports.

“Per Share Purchase Price” equals $6.50, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus Supplement” means the prospectus supplement filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act and deemed to be part of the Registration Statement at the time of effectiveness.

“RBC” means RBC Capital Markets Corporation.

“Registration Statement” means the registration statement on Form S-3 of the Company (Commission File No. 333-134645), covering the sale by the Company to the Purchasers of the Shares, including the Prospectus Supplement, amendments and supplements to such registration statement or Prospectus Supplement, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” mean all reports filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement (it being understood that no fractions of a share will be issued).

“Short Sale” means all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the

National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and any other instruments, documents or agreements executed or delivered in connection with the transactions contemplated hereunder, including, without limitation, the Registration Statement.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price. Upon satisfaction of the conditions set forth in Section 2.3, the Closing shall occur telephonically or at such location as the parties shall mutually agree.

2.2 Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) the number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, in accordance with each such Purchaser’s written delivery instructions;

(ii) any prospectus and Prospectus Supplement as required under the Securities Act; and

(iii) a legal opinion of Company Counsel in the form previously delivered by the Company to the Purchasers.

(b) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Subscription Amount by wire transfer of immediately available funds to the account as specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) all representations and warranties of the Purchasers contained herein were true and correct on the date hereof and shall remain true and correct as of the Closing Date;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of such Purchaser’s Subscription Amount in accordance with Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met or waived in writing by each Purchaser:

(i) all representations and warranties of the Company contained herein were true and correct on the date hereof and shall remain true and correct as of the Closing Date;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) the Prospectus Supplement shall have been filed with the Commission and the Registration Statement shall be effective and available for the issuance and sale of the Shares hereunder;

(vi) RBC shall have received a signed letter from BDO Seidman, LLP (“BDO”), addressed to the Company and RBC and dated, respectively, the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to RBC containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained (directly or via incorporation by reference) in the Registration Statement;

(vii) no order preventing or suspending the use of any prospectus or the Prospectus Supplement shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the satisfaction of the Commission and the Purchasers; and

(viii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York state authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to each Purchaser, except as disclosed or incorporated by reference in the Registration Statement:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, other than restrictions on transfer under applicable securities laws and Liens imposed pursuant to that certain Credit Agreement dated October 4, 2005, as amended, to which Wells Fargo Foothill, Inc. is a party and which is an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2005 (with amendments filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s Current Report on Form 8-K filed with the Commission on November 14, 2006, respectively), and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to be validly existing or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational, charter or equivalent documents. The Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection herewith and therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of the Nasdaq Global Market, any court or governmental authority to which the Company or a Subsidiary is subject (including federal, state and local laws applicable to its business and federal and state securities laws and regulations and the rules and regulations of any self regulatory organization to which the Company or its securities are subject) or by which any property or asset of the Company is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company is bound or to which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii), (iii) and (iv), such as would not have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, approval (including, but not limited to, the approval of the stockholders of the Company), waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Sections 4.1 and 4.4, (ii) filings required in connection with the issuance and listing on the Nasdaq Global Market of the Shares and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Shares; Reservation of Common Stock. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens created by the Company or any of its Subsidiaries. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Shares have been registered under the Securities Act and all of the Shares will be freely transferable and tradable by the Purchasers without restriction created by the Company or any of its Subsidiaries. The Registration Statement is effective and available for the issuance of the Shares and the Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Shares hereunder. Upon receipt of the Shares and making payment for them in accordance with the terms hereof, the Purchasers will have good and marketable title to such Shares and the Shares will be freely tradable on the Nasdaq Global Market. As of the date hereof, the Company has reserved a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement.

(g) Capitalization. As of March 31, 2007, the capitalization of the Company was as described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 as filed with the Commission. The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion, exercise or exchange of outstanding Common Stock Equivalents and as disclosed in the SEC Reports. No Person has any right of first refusal, preemptive right, registration right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and, except as disclosed in the Prospectus Supplement, will not result in a right of any holder of securities of the

Company to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or any other third party is required for the issuance and sale of the Shares. Except as disclosed in the SEC Reports, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Since March 18, 2004, the Company’s date of inception, all options to purchase shares of the Company’s Common Stock granted by the Company to its directors, officers, employees or consultants, pursuant to the Company’s stock option plans, or otherwise, provided for an exercise price equal to no less than the fair market value of the underlying shares of the Company’s Common Stock on the date of grant, except where the failure of such options to be granted at an exercise price equal to less than the fair market value of the underlying shares of the Company’s Common Stock on the date of grant would not reasonably be expected to (i) cause the Company to restate any previously issued financial statements or (ii) result in a delay in the filing after the date hereof of a quarterly report on Form 10-Q or an annual report on Form 10-K by the Company, which delay in filing would cause the Company to lose its eligibility to file registration statements on Form S-3.

(h) SEC Reports; Financial Statements. Except for the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, both of which were filed with the Commission on August 1, 2005, the Company has filed all reports required to be filed by it pursuant to Section 13(a) of the Exchange Act since June 30, 2005 on a timely basis (or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any prospectus included therein, including the prospectus supplement to be filed covering the transactions covered hereby, comply or will comply, as the case may be, in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the Registration Statement or any such prospectus contain or contained any untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto or as may otherwise be permitted or required by Form 10-K or Form 10-Q under the Exchange Act and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) neither the Company nor any Subsidiary has altered its method of accounting except as required by GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than for the repurchase of restricted stock in accordance with the terms of the restricted stock agreements related thereto) and (v) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company or Subsidiary stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary nor any director or officer of the Company (in their capacities as directors or officers of the Company) is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company and any Subsidiary, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in their capacities as directors or officers of the Company). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company and any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, which violation would reasonably be expected to result in a Material Adverse Effect. The Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(m) Material Permits. The Company and each Subsidiary possess all Material Permits except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect and neither the Company nor any Subsidiary has received any notice of Actions relating to the revocation or modification of any Material Permit.

(n) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Shares and the Purchasers’ ownership of the Shares.

(o) Title to Assets. The Company and each Subsidiary has good and marketable title in fee simple to all real property owned by them that is material to their respective business and good and marketable title in all personal property owned by the Company and each Subsidiary that is material to their respective business, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary. Any real property and facilities or personal property held under lease by the Company and any Subsidiary is held by the Company and such Subsidiary, respectively, under valid, subsisting and enforceable leases of which the Company and such Subsidiary are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(p) Patents and Trademarks. The Company and each Subsidiary has, or has rights to use, all Intellectual Property Rights which the failure to so have would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person which violation or infringement would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company and each Subsidiary, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the intellectual property rights of others which infringement would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(q) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and neither the Company nor any Subsidiary has taken any action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements for continued listing of the Common Stock on the Trading Market. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted (including Rule 4350 of the Nasdaq Stock Market if the Trading Market is the Nasdaq Global Market or Nasdaq Capital Market), and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the maximum number of Shares contemplated by Transaction Documents, including such as may be required pursuant to Nasdaq Rule 4350.

(r) Disclosure. The Company confirms that, neither the Company nor any Subsidiary nor any other Person acting on its or their behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information except with respect to the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, any Subsidiary, their respective businesses and the transactions contemplated hereby furnished by or on behalf of the Company or any Subsidiary with respect to the transactions contemplated hereby and the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(s) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would, to the knowledge of the Company, cause the sale of the Shares to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(t) Acknowledgment Regarding Purchasers’ Purchase of Shares. As between the Company and the Purchasers, the Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Shares.

(u) Acknowledgement Regarding Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.7 as to the Purchasers), it is understood and agreed by the Company (i) that, except as may be set forth in any “no trade” letter between RBC and a third party, none of the Purchasers or any Person to whom an offer of Shares have been made (each, an “Offeree”) have been asked to agree, nor has any Purchaser or Offeree agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares, securities of the Company, or “derivative” securities based on securities issued by the Company for any specified term; (ii) that past or future open market or other transactions by any Purchaser or Offeree, including without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser or Offeree, and counter parties in “derivative” transactions to which any such Purchaser or Offeree is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that no Purchaser or Offeree shall be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

(v) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is or was a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) that would be required to be disclosed as of the date hereof in an SEC Report pursuant to the requirements of Item 404 of Regulation S-K promulgated under the Securities Act.

(w) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii)

access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities to allow timely decisions regarding required disclosures. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the Company’s most recently ended fiscal year and the Form 10-Q for the Company’s most recently ended fiscal quarter (each such applicable date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date and except as disclosed in the SEC Reports, there have been no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) Investment Company. The Company is not, and will not after the consummation of the offering of Shares contemplated by this Agreement be, an “investment company” or an Affiliate of an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(y) Certain Fees. Except with respect to RBC, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser ) made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(y) that may be due in connection with the transactions contemplated by this Agreement.

(z) Auditors. Effective following KPMG LLP’s (“KPMG”) review of the Company’s financial statements as of and for the three and nine months ended September 30, 2005, the Company changed auditors from KPMG to BDO. During the period from the date of KPMG’s original engagement by the Company through the date of their resignation, the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the former auditors’ satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. If the Purchaser is not an individual: (i) such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder; (ii) the execution, delivery and performance by such Purchaser of this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or similar action on the part of such Purchaser; (iii) this Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (1) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law. If the Purchaser is an individual: (i) the Purchaser and any spouse of the Purchaser have the legal capacity to enter into this Agreement; (ii) the Agreement has been duly executed by the Purchaser and any spouse of the Purchaser; (iii) this Agreement has been duly executed by such Purchaser and any spouse of such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (1) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Distribution. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(c) Purchaser Status. The Purchaser is either (i) a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act, (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (iii) is organized in a non-United States jurisdiction.

(d) No Trading. Each Purchaser represents and warrants that, except as otherwise disclosed to the Company in writing, from                     , 20071 (the

1	The date RBC informed such Purchaser that RBC was authorized by the Company to give such Purchaser material non-public information and that such Purchaser expressly agreed to receive such material non-public information in confidence.

“Discussion Time”), up through the execution of this Agreement, the Purchaser did not, directly or indirectly, execute and Short Sales or engage in any other trading in the Common Stock or any derivative security thereof or disclose the existence of the offering contemplated by this Agreement to any other person not subject to a non-disclosure agreement or similar agreement regarding the same. Notwithstanding the foregoing, in the case of a Purchaser and/or its Affiliates that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.

(e) No Additional Representations. The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Securities Laws Disclosure; Publicity. The Company shall, before the Nasdaq Stock Market opens, by the Trading Day following the date hereof issue a press release disclosing the material terms of the transactions. The Company shall, before the Nasdaq Stock Market opens, by the second Trading Day following the date hereof (i) file a Current Report on Form 8-K (which attaches as an exhibit this Agreement) disclosing the material terms of the transactions, as required by applicable law, contemplated hereby and (ii) file the Prospectus Supplement to be delivered by the Company in connection herewith with the Commission via the EDGAR system. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, except as set forth in the exhibits to be attached to the Form 8-K contemplated above, without the prior written consent of such Purchaser (such consent not to be unreasonably withheld), and except if, legal counsel to the Company advises that such disclosure is required by the Company pursuant to (i) federal securities law or (ii) law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

4.2 Non-Public Information. Except in connection with the transactions contemplated by this Agreement, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.3 Indemnification of Purchasers. Subject to the provisions of this Section 4.3, the Company will indemnify and hold the Purchasers and their directors, officers, stockholders,

partners, members, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur (the “Indemnified Liabilities”) as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any Action brought or made against such Purchaser Party by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or (iii) the status of such Purchaser or holder of the Shares as an investor in the Company. The Company shall not be liable to any Purchaser under this provision in respect of any Indemnified Liability if such liability arises out of any misrepresentation by the Purchaser in Section 3.2 of this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law If any Action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall notify the Company in writing within 10 Business Days of such Action being brought and served against the Purchaser Party, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Section 4.3 for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. The Company shall not, without the prior written consent of the Purchaser Party, effect any settlement of any pending Action in respect of which any Purchaser Party is a party, unless such settlement includes an unconditional release of such Purchaser Party from all liability on claims that are the subject matter of such Action.

4.4 Reservation and Listing of Common Stock. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or quoted. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Shares on a Trading Market. The Company further agrees that if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and will take such other action as is necessary to cause all of the Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.5 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

4.6 Approval of Subsequent Equity Sales. The Company shall not issue shares of Common Stock or Common Stock Equivalents if such issuance would require stockholder approval of the transactions contemplated by the Transaction Documents pursuant to Rule 4350 of the NASD Marketplace Rules or any similar rule of any other Trading Market, unless and until such shareholder approval is obtained prior to such issuance.

4.7 Trading Limitations and Restrictions on Short Sales. Each Purchaser represents, warrants, covenants and agrees that from the Discussion Time through the date hereof, such Purchaser did not, and from the date hereof until the date the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 4.1, such Purchaser will not, directly or indirectly, trade in the Common Stock or execute or effect (or cause to be executed or effected) any Short Sale in the Common Stock or disclose the existence of the offering contemplated by this Agreement to any other person not subject to a non-disclosure or similar agreement regarding the same. Furthermore, until the date the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 4.1, the Purchaser will not directly or indirectly sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to shares of Common Stock, except in compliance with all relevant securities laws and regulations. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 4.1. Notwithstanding the foregoing, in the case of a Purchaser and/or its Affiliates that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Affiliates assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.

4.8 Subsequent Issuances. From the date hereof until 90 days after the Closing, the Company will not issue, agree to issue or announce any intent to issue, any equity securities (or any securities convertible, exercisable or exchangeable for or into any equity securities) other than (i) equity securities issued in connection with any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company, (ii) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this Section 4.8, and (iii) the issuance of Common Stock or securities convertible into, exchangeable or exercisable for Common Stock pursuant to an acquisition, merger or consolidation approved by the Company’s Board of Directors.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (b) in all other cases, upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (except that no such prior written consent will be required in connection with the sale of all or substantially all of the business, assets or properties of the Company by means of an asset purchase, merger, consolidation or otherwise). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Purchasers.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable and documented attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival. The representations, warranties, covenants and agreements contained herein shall survive the Closing and delivery of the Shares.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.16 Acknowledgment Regarding RBC. Each Purchaser acknowledges that RBC is acting as a placement agent for the Shares being offered hereby and will be compensated by the Company for acting in such capacity. Each Purchaser further acknowledges that RBC has acted solely as agent of the Company in connection with the offering of the Shares by the Company. Each Purchaser further acknowledges that the provisions of Sections 2.2(a)(iii) and 2.3(b)(vi) and this Section 5.16 are for the benefit of and may be enforced by RBC.

(Signatures begin on the next page.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company: SumTotal Systems, Inc.	Address for Notice:

By:	1808 North Shoreline Boulevard Mountain
Name:	View, CA 94043
Title:	Attn: General Counsel
Fax: (650) 962-5677

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati Professional Corporation
650 Page Mill Road
Palo Alto, CA 94303
Attn: Katharine A. Martin, Esq
Fax: (650) 493-6811

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[Signature Page to Securities Purchase Agreement]

[PURCHASER SIGNATURE PAGES TO SUMT SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchasing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Entity:

Fax:

Address for Notice of Purchasing Entity:

Subscription Amount: $

Number of Shares:

[SIGNATURE PAGES CONTINUE]